EXHIBIT 10.1

AMENDMENT NO. 6 TO THE UNIFIED WESTERN GROCERS, INC.

SHELTERED SAVINGS PLAN

Unified Western Grocers, Inc. (the “Company”) hereby amends the above-named plan (the “Plan”), effective as of December 1, 2005, as follows:

1.    Section 3.2(b) of the Plan is hereby amended in its entirety to read as follows:

“(b)    A Participant’s election to forgo receipt of a portion of his or her Compensation shall be subject to such rules, modification or cancellation as the Committee, in its discretion, shall permit; provided, however, that the Committee shall exercise its discretion in a nondiscriminatory manner.”

2.    The last sentence of Section 3.4(a) of the Plan is hereby amended in its entirety to read as follows:

“A Participant’s election to forgo receipt of a portion of his or her Compensation shall be subject to such rules, modification or cancellation as the Committee, in its discretion, shall permit; provided, however, that the Committee shall exercise its discretion in a nondiscriminatory manner.”

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The Company has caused this Amendment No. 6 to be signed on the date indicated below, to be effective as indicated above.

“Company” UNIFIED WESTERN GROCERS, INC.

By:	/S/ ROBERT M. LING, JR.
Robert M. Ling, Jr.

Its:	Executive Vice President, General Counsel and Secretary

Dated: February 8, 2006